UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2019

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement

On March 15, 2019, Teledyne Technologies Incorporated (“Teledyne”) entered into a Fourth Amendment (the “Fourth Amendment”) to the Amended and Restated Credit Agreement by and among Teledyne, certain subsidiaries of Teledyne, the lender parties thereto and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer dated as of March 1, 2013, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of December 4, 2015, the Second Amendment to Amended and Restated Credit Agreement dated as of January 17, 2017, and the Third Amendment to Amended and Restated Credit Agreement dated as of March 17, 2017 (the “Existing Credit Agreement”).

The Fourth Amendment extends the maturity date of the Existing Credit Agreement from December 4, 2020 to March 15, 2024, and provides for reduced costs on borrowings thereunder. In anticipation of the expected elimination of LIBOR in 2021, the Fourth Amendment includes provisions to switch to LIBOR alternative rates. While the borrowing capacity remains at $750 million, the Fourth Amendment permits Teledyne to increase the aggregate amount of the borrowing capacity by up to $250 million with additional commitments from the lenders or new commitments from financial institutions acceptable to the Administrative Agent in its reasonable discretion, provided that (i) no default or event of default shall exist at the time of any such increase and (ii) no lender shall be obligated to participate in such increase by increasing its own commitment amount, which decision shall be made in the sole discretion of each lender. The Fourth Amendment also permits Teledyne, in the event of a defined “Acquisition Event” to have (1) its Consolidated Debt to EBITDA Ratio exceed 3.25:1.0, so long as it does not exceed 3.50:1.0 for more than four consecutive fiscal quarters, and (2) its Debt to EBITDA Ratio exceed 3.50:1.0, so long as it does not exceed 4.00:1.0 and more than 3.50:1.0 for more than four consecutive fiscal quarters; provided, however, that these elevated ratios only become effective when Teledyne’s other outstanding debt instruments ranking pari passu with the Existing Credit Agreement, as amended by the Fourth Amendment, contain the same financial covenants.

Teledyne Limited, Teledyne Digital Imaging, Inc. and Teledyne Netherlands, B.V., each of which is a subsidiary of Teledyne, are designated borrowers. Teledyne Brown Engineering, Inc., Teledyne Instruments, Inc., Teledyne Defense Electronics, LLC, Teledyne Technologies International Corp., Teledyne Scientific & Imaging, LLC and Teledyne LeCroy, Inc., each of which is a subsidiary of Teledyne, are guarantors. Teledyne Scientific & Imaging, LLC and Teledyne LeCroy, Inc., will cease to be guarantors if and when they cease being guarantors of Teledyne’s outstanding debt instruments ranking pari passu with the Existing Credit Agreement, as amended by the Fourth Amendment.

The intended use of the credit facility continues to be for working capital, permitted acquisitions, stock repurchases, the issuance of letters of credit and for other lawful corporate purposes.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment which is filed as an Exhibit to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1
Fourth Amendment to Amended and Restated Credit Facility, dated as of March 15, 2019, by and among Teledyne, certain subsidiaries of Teledyne, the lenders parties thereto and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: March 15, 2019

EXHIBIT INDEX
Description

Exhibit 10.1
Fourth Amendment to Amended and Restated Credit Facility, dated as of March 15, 2019, by and among Teledyne, certain subsidiaries of Teledyne, the lenders parties thereto and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer